SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2004

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Commission file number:

333-114442

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 4, 2004, Domino’s Pizza, Inc. (“Domino’s”) entered into an amendment (the “Amendment”) to the employment agreement of J. Patrick Doyle, dated December 31, 2002 (the “Original Agreement” and together with the Amendment, the “Employment Agreement”), in connection with Mr. Doyle’s appointment to the position of Executive Vice President, Domino’s Pizza Inc. and Leader of TEAM U.S.A.

The Employment Agreement has an indefinite term unless terminated by either party in accordance with the provisions of the Employment Agreement. The Employment Agreement provides that Mr. Doyle will receive a base salary of $290,000 and will be eligible to receive an annual incentive bonus upon Domino’s achievement of certain specified performance objectives. Mr. Doyle will also receive, subject to the approval of the Board of Directors of Domino’s, a stock option grant of 50,000 shares with a five year vesting schedule, 20% per year, at the next regular option grant period in January 2005. Pursuant to the existing terms of the Employment Agreement, if Mr. Doyle is terminated by Domino’s without cause, he is entitled to a severance package of his existing salary for twelve months.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Domino’s announced that as of October 4, 2004, Patrick W. Knotts’ service as the Vice President of Flawless Execution – Corporate Operations of Domino’s ended.

Domino’s also announced that as of October 4, 2004, J. Patrick Doyle was appointed to the position of Executive Vice President, Domino’s Pizza Inc. and Leader of TEAM U.S.A. Doyle has served as Domino’s Executive Vice President of International since May 1999 and as interim Executive Vice President of Build the Brand from December 2000 to July 2001. Mr. Doyle served as Senior Vice President of Marketing from the time he joined Domino’s in 1997 until May 1999. From 1991 to 1997, Mr. Doyle served as Vice President and General Manager of Gerber Products Company for its U.S. baby food business and as Vice President and General Manager of its Canadian subsidiary.

See disclosure under Item 1.01 above for material terms of Mr. Doyle’s employment agreement and other material terms of his employment.

In addition, Domino’s announced that, as of October 4, 2004, Michael Lawton was appointed to the position of Executive Vice President of International, Domino’s Pizza Inc. Mr. Lawton previously served as Senior Vice President Finance and Administration of Domino’s Pizza International, Inc. since June 1999.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC. (Registrant)

Date: October 5, 2004	/s/ Harry J. Silverman
Harry J. Silverman
Chief Financial Officer

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